SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only [as permitted by Rule
       14a-6(e)(2)]
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

             THE JARRETT/FAVRE DRIVING ADVENTURE, INC.
          (name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x]  No Fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

              THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF
          THE JARRETT/FAVRE DRIVING ADVENTURE, INC.

Timothy Shannon is hereby authorized to represent and to vote the shares of the undersigned in Jarrett/Favre at an Annual Meeting
(hereinafter referred to as "Annual Meeting") of Stockholders to be held on January 29th, 2001 and at any adjournment as if the undersigned were present and voting at the meeting.

NOTE:  Cumulative voting for directors is not allowed.

1.    Election of Directors
      FOR all nominees (except as written on the line below)  [   ]
          WITHHOLD AUTHORITY TO VOTE
          for all nominees listed below       [  ]

      NOMINEES:   Timothy Shannon, Brian Rosenbloom, Glenn Jarrett

(INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

      -------------------------------------------------

2.   Approval of Jarrett/Favre's non-statutory stock option plan.
      FOR [  ] AGAINST [  ] ABSTAIN [  ]

3. In their discretion, on any other business that may properly come before the meeting.

The shares represented hereby will be voted. With respect to items 1 and 2above, the shares will be voted in accordance with the specifications made and where no specifications are given, said proxies will vote for the proposals. This proxy may be exercised by a majority of those proxies or their substitutes who attend the meeting.

Please sign and date and return to Jarrett/Favre Driving Adventure, Inc., 3660 Maguire Boulevard, Suite 101, Orlando Florida 32803.



Dated

----------------------
Signature


----------------------
Signature

Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give full title.

                        Jarrett/Favre Driving Adventure, Inc.
                           3660 Maguire Boulevard, Suite 101,
                           Orlando, Florida 32803
                           Telephone: (888) 467-2231

January 2, 2001

To the Stockholders of
Jarrett/Favre Driving Adventure, Inc.

You are cordially invited to attend an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders of Jarrett/Favre Driving Adventure, Inc., to be held on Monday, January 29, 2001 at 3660 Maguire Boulevard, Suite 101, Orlando, Florida 32803 at 1:00 P.M., Eastern time, to consider and vote upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

In addition to the election of directors, Shareholders will be asked
to approve a non-statutory stock option plan.   Approval of the non-
statutory stock option plan would be economically beneficial to Jarrett/Favre. Jarrett/Favre would be able to partially compensate eligible participants in a non-monetary manner with the 2001 Non-Statutory Stock Option Plan.

Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.

Sincerely,


-------------------------
Timothy Shannon
Chairman of the Board of Directors
Chief Executive Officer

                         THE JARRETT/FAVRE DRIVING ADVENTURE, INC.
                                    NOTICE OF
                                  ANNUAL MEETING
                                  OF STOCKHOLDERS
                                     To Be Held
                                  January 29, 2001


To the Stockholders of
The Jarrent/Favre Driving Adventure, Inc.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Jarrett/Favre Driving Adventure, Inc. will be held on January 29, 2001 at 1:00 o'clock Eastern standard time at the Orlando office for the following purposes; all as more specifically set forth in the attached Proxy Statement.

1. To consider and vote upon the election of the Officers and Directors of Jarrett/Favre.

2.    Approval of the 2001 Non-Statutory Stock Option Plan.

3. To transact such other business as may properly be brought before this meeting.

Only holders of record of common stock of Jarrett/Favre as of the close of business on January 15, 2001, are entitled to notice of or to vote at the meeting or any adjournment thereof. The stock transfer books of Jarrett/Favre will not be closed.

Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the Proxy Card in the envelope that is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save Jarrett/Favre the expense of a reminder mailing. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the meeting.

By order of the Board of Directors


                                     Timothy Shannon
January 15, 2001              Chairman of the Board of Directors
                                     Chief Executive Officers

                                 PROXY STATEMENT
                        THE JARRETT/FAVRE DRIVING ADVENTURE, INC.

                      ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held January 29, 2001

                              INTRODUCTION


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jarrett/Favre Driving Adventure, Inc., a Nevada corporation, to be voted at an Annual Meeting of Stockholders of Jarrett/Favre to be held on January 29, 2001 at 1:00 P.M., Eastern time, at 3660 Maguire Boulevard, Suite 101, Orlando Florida 32803 and at any adjournment thereof (the "Meeting"). The Proxy may be revoked by appropriate written notice at any time before it is exercised. See, "Voting and Solicitation of Proxies".

This Proxy Statement and the accompanying Notice and Form of Proxy are being mailed on or about January 17, 2001 to record holders of Jarrett/Favre's Common Stock as of January 15, 2001 (the "Record
Date").

As of Record Date, 13,153,500 shares of Common Stock of Jarrett/Favre were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

Jarrett/Favre was formed as a C corporation and incorporated November
24, 1998.    Jarrett/Favre is currently not involved with any
proceedings, bankruptcy or receiverships.

Jarrett/Favre is in the operational stage and offers entertainment based oval driving schools and events. These classes are conducted at various racetracks throughout the country.

Jarrett/Favre completed its first driving classes in Rockingham, NC July of 1999. Since July 4th Jarrett/Favre has run classes in Bristol, Darlington, Talladega, Nashville, Milwaukee, Lakeland, Charlotte,
Atlanta, Salem, Michigan, Birmingham and Chicago.

Jarrett/Favre currently owns ten(10) race cars. These race cars are classified as stock cars and are equipped for oval or round tracks
only.   They are fully loaded with brand new Jasper 550hp engines, five(5) point harnesses, communications, track specific gears and complete safety cages.

Jarrett/Favre has negotiated terms with over twenty(20) racetracks where, for a fee ranging from $0 to $10,000 a day we rent their tracks. These negotiated terms are presented as rental lease agreements.

Products and Services.   Jarrett/Favre offers five(5) types of ride or
drive programs for individuals and corporations. The "Qualifier" is a three(3) lap ride with a professional driver which lasts about five(5) minutes, depending on the length of the track. The "Season Opener" is a half day training class culminating in the student driving for ten(10) laps. The "Twin Ten" and "Happy Hour" are also half day driving classes with the students driving twenty(20) or thirty(30) laps respectively. The "Advanced Stock Car Adventure" is a full day fifty(50) lap class.

The operation is similar to that of a traveling show in that we transport the stock cars, the mechanics, the sales staff and the instructors from event to event.

The main purpose of each event is the thrill of actually driving the race car.

Jarrett/Favre's objective is to utilize this first "hub" of ten(10) race cars on the east coast to their full potential. It is in Jarrett/Favre's plans that once this first hub becomes utilized at least fifteen(15) days per month and is profitable, to then add another "hub" on the West Coast. This would entail the purchase of another ten(10) race cars and the support equipment necessary to maintain them.

Jarrett/Favre has purchased ten(10) stock cars at an approximate price
of $50,000 per car.   Parts will be nominal due to the lack of any
sustained stress on the cars, approximately $10,000 per month per site. Staffing costs will be approximately $40,000 per month at each active "hub". Jarrett/Favre has an operating lease for a Miller Tractor Trailer to haul the cars from track to track. The transporting of staff to the event and their food and lodging costs average $1000 per day.

Jarrett/Favre also offers a number of add-on sale items including videos from its Adventure Cam located in the car (split screen cameras), clothing and souvenirs.

Jarrett/Favre is currently developing its logos and marketing materials and will commence the trademarking process for its name and various products and services.

Marketing.   Jarrett/Favre offers its products and services at various
tracks throughout the country.   Jarrett/Favre shall employ a marketing
manager.  These individuals will primarily be responsible with closing
the prospects created through promotion.   These services will be sold
as corporate outings and directly to the public through various marketing and advertising mediums such as television, radio, billboard, newspaper, direct mail and on-site marketing.

Promotional and Licensing Agreements.   In December 1998, Jarrett/Favre
entered into promotional and licensing agreements with Dale Jarrett, Ned Jarrett, Glenn Jarrett, Jason Jarrett and Brett Favre
 (individually, the "Licensor") whereby these individuals have granted Jarrett/Favre the use of their names and likeliness in advertising, products and promotional materials, as well as an agreed upon number of appearances per year and an agreed upon number of radio and/or
television commercials as set out in each agreement.   Ned Jarrett is
the father of Dale Jarrett and Glenn Jarrett.   Dale Jarrett is the
father of Jason Jarrett.

Pursuant to these agreements, Jarrett/Favre has issued an aggregate of 5,500,000 Common Shares of Jarrett/Favre. The term of each agreement is Ten (10) years unless sooner terminated by the occurrence of any of the following:

(a) a material breach by Jarrett/Favre of the agreement which breach has not been satisfied within thirty (30) days of receipt of written notice from the Licensor;

(b) upon receipt of written notice from the Licensor if, as a result of (i) any act or omission of Jarrett/Favre, (ii) any claim or charge against Jarrett/Favre or (iii) any other occurrence or circumstances involving Jarrett/Favre, the continued association of Licensor with Jarrett/Favre would be detrimental to the value of the Licensed Material or to Licensor's image or reputation;

(c) the failure of Jarrett/Favre to continually operate and manage the business according to the policies, practices and standards agreed to by the parties;

(d) the failure of Jarrett/Favre to raise the $100,000 in investment capital; and

(e) the failure of Jarrett/Favre to comply with any laws and regulations, the consequences of which are material adverse to Jarrett/Favre.

During the term of the agreements, the Licensor agrees not to directly or indirectly (whether for compensation or otherwise), provide promotional appearances or services to any business which competes with Jarrett/Favre's business of owning and managing driving schools.

Jarrett/Favre has also agreed not to issue any additional common shares in Jarrett/Favre's stock to insiders, directors without the Licensor's approval. Additionally, any and all future financings will be offered
to the Licensor prior to outside fullment.   There will be no issuance
of preferred shares and/or warrants to insiders of Jarrett/Favre for at least five (5) years from November 24, 1998.

Competition. The driving schools industry is currently experiencing a limited degree of competition with regard to availability, price, service, quality and location. There are two well-established market leaders (Richard Petty Driving Experience and the Skip Barber Driving

School) that are nationally recognized and which possess substantially greater financial, marketing personnel and other resources than
Jarrett/Favre.    There are also a small number of local or regional
schools.  Virtual reality driving experiences are also becoming more
and more realistic and therefore a growing competitor.   It is also
likely that other competitors will emerge in the near future.   There
is no assurance that Jarrett/Favre will compete successfully with other
established driving schools.   Jarrett/Favre shall compete on the basis
of availability, price, service, quality and location. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

Employees.   Jarrett/Favre will employs seven full time employees
responsible for securing the Driving Adventure locations, procurement of equipment, racecars, and the development and implementation of
Jarrett/Favre's marketing plan.    Each active location will have up to
10 employees including but not limited to two mechanics, two driving instructors, two administrators, a flagman, two salesmen, an accountant and a site manager.

Additional employees and/or independent contractors will be obtained as required.

Properties. Jarrett/Favre's executive offices are located at 3660 Maguire Boulevard, Suite 101, Orlando, Florida 32803. Jarrett/Favre leases its office facilities under an operating lease through April 15, 2000. These facilities consist of 2000 square feet and are leased at the monthly lease rate of $2,545. Jarrett/Favre also leases a garage in Denver, NC located at 6652 Denver Industrial Park, Denver, NC 28037.

Certain Transactions.   None


                      ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Jarrett/Favre's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Jarrett/Favre. Directors may only be removed for "cause". The term of office of each officer of Jarrett/Favre is at the pleasure of Jarrett/Favre's Board.

The principal executive officers, directors and nominees of Jarrett/Favre are as follows:

Timothy B. Shannon, age 39        President, Director            Inception to Present
                               Chief Executive Officer

Brian C. Rosenbloom, age 40        Vice President                Inception to Present
                             Secretary/Treasurer/Director
                                Chief Financial Officer

Glenn Jarrett, age 50          Chief Operating Officer           Inception to Present
                                      Director

Timothy B. Shannon.   Mr. Shannon has been President, Director and
Chief Executive Officer of Jarrett/Favre since its inception. Previously, Mr. Shannon has been employed in the investors relations industry and previously served as Vice President and a principal of Shannon/Rosenbloom Marketing, an Orlando, Florida investor relations
firm.   From 1992 to 1994, Mr. Shannon was an investment advisor with
Great Western Financial Securities and Hearn Financial, a corporation
that he co-founded.   Mr. Shannon spent six years as a systems engineer
and marketing representative with IBM after graduating in 1983 from the University of South Florida with a degree in Computer Science.

Brian C. Rosenbloom.   Mr. Rosenbloom has been Secretary/Treasurer,
Vice President, Chief Financial Officer and a Director of Jarrett/Favre
since its inception.   Previously, Mr. Rosenbloom has been in the
investor relations industry and previously acted as President and a principal of Shannon/Rosenbloom Marketing, an Orlando, Florida investor
relations firm.    Prior to that, Mr. Rosenbloom has been involved in
the investment and finance industry working in various capacities. Mr. Rosenbloom graduated from the University of Albany in 1982.

Glenn Jarrett. Mr. Jarrett has been Chief Operating Officer and a Director of Jarrett/Favre since its inception. Mr. Jarrett works as an auto racing announcer and consultant. Mr. Jarrett has been a senior motorsports announcer for TNN since 1991. He is a motorsports announcer (Pits) at contracted events and is the co-producer and co-host of the "World of Racing" radio program on MRN radio which airs
weekdays.   Mr. Jarrett has an extensive background in auto racing.
He drove in the NASCAR Busch Series from 1982 to 1988 and ran a total
of eighteen (18) NASCAR Winston Cup Races from 1977 to 1983.   Mr.
Jarrett is the acting consultant and marketing coordinator for DAJ Racing, Inc. and has been a guest speaker at many auto racing and related functions. Mr. Jarrett graduated from the University of North Carolina in 1972 with a Bachelor of Science degree in Business Administration.

The Board of Directors unanimously recommends a vote FOR the re-
election of Timothy Shannon, Brian Rosenbloom and Glenn Jarrett to the
Board of Directors of Jarrett/Favre.   Proxies solicited by management
will be so voted unless stockholders specify otherwise.

The affirmative vote of a majority of the shares of Common Stock of Jarrett/Favre represented and voting at the Annual Meeting is required for approval of the above Directors.


                         Approval of a 2001
                 Non-Statutory Stock Option Plan

Jarrett/Favre needs to continue to attract and retain persons of experience and ability and whose services are considered valuable. In addition Jarrett/Favre needs to continue to encourage the sense of proprietorship in such persons and to stimulate the active interest of such persons in the development and success of Jarrett/Favre. As a result, the Board of Directors has approved the 2001 Non-Statutory
Stock Option Plan.   The source of Common Shares to be reserved for
issuance under the 2001 Non-Statutory Stock Option Plan shall be a portion of the currently authorized Common Shares. The Plan will terminate on January 29, 2011 and no option may be granted pursuant to the Plan thereafter.

Options are granted only to persons who are employees of Jarrett/Favre or a subsidiary corporation of Jarrett/Favre (including any subsidiary which may be organized or acquired subsequent to adoption of the Plan) who agree to remain in the employ of, and render services to, Jarrett/Favre or a subsidiary corporation of Jarrett/Favre for a period of at least one (1) year from the date of the granting of the
option.   The term "employees" shall include officers, directors,
executives, consultants, and supervisory personnel, as well as other employees of Jarrett/Favre or a subsidiary corporation of Jarrett/Favre.

The purchase price under each option issued is determined by a Committee (of not less than three members, at least one of whom shall be a Director of Jarrett/Favre), at the time the option is granted, but in no event shall such purchase price be less than 85 percent of the fair market value of Jarrett/Favre's Common Stock on the date of
the grant.   All options issued under the Plan shall be for such
period as the Committee shall determine, but for not more than ten
(10) years from the date of grant thereof.

New Plan Benefits.   The benefits or amounts that will be received by
or allocated to the executive officers, directors or employees cannot
be determined.    At the end of each fiscal year, the compensation
committee determines who shall receive the options.   The compensation
committee, which is composed of the Board of Directors, reviews all
employees after the end of each fiscal year.   Particular attention is
paid to each employee's contribution to the current and future success of Jarrett/Favre along with their salary level as compared to the
market value of personnel with similar skills.   The compensation
committee also looks at accomplishments that are above and beyond management's normal expectations for their position.

The Board of Directors unanimously recommends a vote FOR the approval
of the 2001 Non-Statutory Stock Option Plan.   Proxies solicited by
management will be so voted unless stockholders specify otherwise.

The affirmative vote of a majority of the shares of common stock of Jarrett/Favre represented and voting at the Annual Meeting is required
for approval of the 2001 Non-Statutory Stock Option Plan.     The
Board of Directors recommends a vote FOR the proposed 2001 Non-Statutory Stock Option Plan. Proxies solicited by management will be so voted unless stockholders specify otherwise.


               STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulates holdings of shares of Jarrett/Favre by each person who holds of record or is known by Management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Jarrett/Favre individually and as a
group.   Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                                      Percentage of
                            Number & Class             Outstanding
Name and Address                  of Shares           Common Shares

Timothy Shannon                  2,890,000                      22.0%
3660 Maguire Blvd
Suite 101
Orland, Florida 32803

Brian Rosenbloom                 2,930,000                      22.3%
3660 Maguire Blvd
Suite 101
Orland, Florida 32803

Dale Jarrett                     1,500,000                      11.4%
3182 9th Tee Drive
Newton, NC 28658

Brett Favre                      1,500,000                      11.4%
132 Westover Drive
Hattiesburg, MS 39402

Ned Jarrett                      1,000,000                       7.6%
3182 9th Tee Drive
Newton, NC 28658

Glenn Jarrett                    1,000,000                       7.6%
3182 9th Tee Drive
Newton, NC 28658

All Directors & Officers
as a group (3 persons)           6,820,000                      51.9%

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property
laws.arrangement, understanding, relationship or otherwise.   Unless
otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

EXECUTIVE COMPENSATION.   Since inception, the following cash
compensation has been paid by Jarrett/Favre to its officers and directors, during which there were three (3) officers and three (3) directors.

                                                                                Long Term Compensation
                                          Annual Compensation            Awards                 Payouts
 (a)                     (b)     (c)         (d)       (e)      (f)     (g)      (h)            (i)
                                                       Other                                    All
Name                                                   Annual Restricted        LTIP           Other
and                                                    Compen-   Stock  Options/ Pay-          Compen-
Principal                       Salary        Bonus    sation    Awards  SARs    Outs          sation
Position                Year      ($)          ($)       ($)       ($)   ($)     ($)             ($)

Timothy B. Shannon
President
Chief Executive Officer  1999     $60,000              $30,000(1)
                         2000     $60,000                  (2)

Brian C. Rosenbloom
Vice President
Secretary/Treasurer
Chief Financial Officer  1999     $60,000             $30,000(1)
                         2000     $60,000                  (2)
Glenn Jarrett(3)
Chief Operating Officer  1999    $35,000
                         2000          0

(1) At inception, Jarrett/Favre issued 6,000,000 Common Shares valued at $60,000 in lieu of cash payment for services to Mr. Shannon
($30,000) and Mr. Rosenbloom ($30,000).

(2)Mr. Shannon and Mr. Rosenbloom returned 50,000 shares each to Jarrett/Favre for cash in the aggregate of $99,000.

(3)Jarrett/Favre has entered into an agreement with Glenn Jarrett under which he will receive the option to purchase 250,000 Common Shares of Jarrett/Favre at an option exercise price of $2.50 per Common Share. The term of the option is ten years.

Jarrett/Favre retains the right to increase or decrease the cash compensation of its employees as necessitated by business conditions.

Jarrett/Favre has not entered into Employment Agreements with its officers.

Board of Directors Compensation.  Currently board members receive no
special compensation for meetings or time incurred.    Director
liability insurance may be provided to all members of the Board of Directors. No differentiation shall be made for any further compensation of "outside directors" and those officers of Jarrett/Favre serving in that capacity.

                 VOTING AND SOLICITATION OF PROXIES

Stockholders represented by properly executed proxies received by Jarrett/Favre prior to or at the Meeting and not duly revoked will be voted in accordance with the instructions thereon. If proxies will be voted in instructions are indicated thereon, such proxies will be voted in favor of Items 1 and 2, inclusive. Execution of a proxy will not prevent a stockholder from attending the Meeting and revoking his proxy by voting in person (although attendance at the Meeting will not in itself revoke a proxy). Any stockholder giving a proxy may revoke it at any time before it is voted by giving to Jarrett/Favre's Secretary/Treasurer written notice bearing a later date than the proxy, by delivery of a later dated proxy, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to Jarrett/Favre Driving Adventure, Inc., 3660 Maguire Boulevard, Suite 101, Orlando Florida 32803.

Jarrett/Favre's Board of Directors does not know of any other matters which will be presented for consideration at the Meeting. However, if any other matters which will be presented for consideration at the Meeting. However, if any other matters are properly presented for action at the Meeting, it is the intention of the person(s) named in the accompanying Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

All costs relating to the solicitation of proxies made hereby will be borne by Jarrett/Favre. Proxies may be solicited by officers and directors of Jarrett/Favre personally, by mail or by telephone or telegraph, and Jarrett/Favre may pay brokers and other persons holding shares of stock in their names of those of their nominees for their reasonable expenses in forwarding soliciting material to their principals.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to sign and date the accompanying Form of Proxy and mail it in a timely fashion so that their vote can be recorded.

                          ADDITIONAL INFORMATION

Jarrett/Favre's Annual Report to Shareholders for the fiscal year ended June 30, 2000, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to Jarrett/Favre, accompanies this Proxy Statement.

                             OTHER MATTERS

Jarrett/Favre is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                           SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the 2001 Annual Meeting must be received by Jarrett/Favre no later than November 15, 2001.